SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 18, 2006

NOVELOS THERAPEUTICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-119366	04-3321804
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

One Gateway Center, Suite 504, Newton, Massachusetts 02458
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 244-1616

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)

PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))

PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

ITEM 4.02(a).    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On October 18, 2006, our management concluded that our audited financial statements for the fiscal year ended December 31, 2005 and our unaudited financial statements and financial information for the three and nine-month periods ended September 30, 2005 (the ‘‘Relevant Periods’’) should be restated in order to include a deemed (non-cash) dividend associated with the beneficial conversion feature (‘‘BCF’’) of the Series A 8% Cumulative Convertible Preferred Stock issued on September 30, 2005 and October 3, 2005 (the ‘‘Preferred Stock’’). Because of the error, the previously issued financial statements contained in our Annual Report on Form 10-KSB for the year ended December 31, 2005, the related report of independent registered public accounting firm for that year, and the Quarterly Report on Form 10-QSB filed with respect to the period ended September 30, 2005 should no longer be relied upon. In reaching that conclusion, our management consulted with our independent registered public accounting firm, Stowe & Degon, who concurred with our conclusion and the proposed revisions to the financial statements. On October 19, 2006, our Audit Committee met with management, representatives of Stowe & Degon and representatives of our outside legal counsel to review and discuss the error and the proposed revisions to the financial statements for the Relevant Periods and concurred with the filing of this Form 8-K.

The issue described above was identified during the course of an internal review of the terms associated with our previous private placements of securities. In connection with that review we considered the ‘‘in-the-money’’ conversion price of the Preferred Stock. In accordance with Emerging Issues Task Force Issue (‘‘EITF’’) No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, a conversion feature that is ‘‘in-the-money’’ based on the market price of an issuer’s common stock at the commitment date is considered a BCF. We determined that the intrinsic value associated with the BCF had not been properly presented as a deemed (non-cash) dividend nor deducted from net loss in determining net loss attributable to common stockholders in the Relevant Periods in our Statements of Operations. As the terms of the Preferred Stock allowed immediate conversion, the deemed (non-cash) dividend related to the BCF should have been recorded upon issuance. Although the terms of the Preferred Stock were described in the footnotes to our financial statements, our previously filed Statements of Operations for the Relevant Periods did not reflect the deemed (non-cash) dividend as an adjustment in arriving at net loss attributable to common stockholders and did not specifically describe or quantify the deemed (non-cash) dividend in the footnotes to the financial statements.

The impact to the Statement of Operations for the respective periods is expected to be as follows:

	As Previously Reported	Revision	As Restated
Quarter Ended September 30, 2005:
Net Loss	$(954,872)	$—	$(954,872)
Preferred Stock Deemed (Non-cash) Dividend	—	(1,943,377)	(1,943,377)
Net Loss Attributable to Common Stockholders	$(954,872)	$(1,943,377)	$(2,898,249)
Basic and Diluted Net Loss Attributable to Common Stockholders Per Common Share	$(0.04)	$(0.07)	$(0.11)
Nine Months Ended September 30, 2005:
Net Loss	$(2,348,508)	$—	$(2,348,508)
Preferred Stock Deemed (Non-cash) Dividend	—	(1,943,377)	(1,943,377)
Net Loss Attributable to Common Stockholders	$(2,348,508)	$(1,943,377)	$(4,291,885)
Basic and Diluted Net Loss Attributable to Common Stockholders Per Common Share	$(0.12)	$(0.10)	$(0.22)
Year Ended December 31, 2005:
Net Loss	$(3,053,399)	$—	$(3,053,399)
Preferred Stock (Non-cash) Dividend (1)	—	(64,000)	(64,000)
Preferred Stock Deemed (Non-cash) Dividend	—	(2,077,321)	(2,077,321)
Net Loss Attributable to Common Stockholders	$(3,053,399)	$(2,141,321)	$(5,194,720)
Basic and Diluted Net Loss Attributable to Common Stockholders Per Common Share	$(0.14)	$(0.10)	$(0.24)

(1)	Represents a quarterly dividend paid to preferred stockholders in the quarter ended December 31, 2005 in the form of additional shares of preferred stock, as permitted pursuant to the terms of the related agreement. This amount was inadvertently not previously included as an adjustment in arriving at net loss attributable to common stockholders. The amount was not material in relation to net loss attributable to common stockholders and would not have changed the basic and diluted net loss attributable to common stockholders per common share as reported.

The deemed (non-cash) dividend did not affect our Balance Sheets, Net Loss or amounts reflected in our Statements of Cash Flows (except for the supplemental disclosures of non-cash activity) for the Relevant Periods.

As a result of the error described above relating to the BCF, we expect to file amendments to our Form 10-QSB and our Form 10-KSB for the Relevant Periods with the Securities and Exchange Commission as soon as practicable to reflect the correct accounting and related disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2006	NOVELOS THERAPEUTICS, INC.
	By:	/s/ Harry S. Palmin
Harry S. Palmin President and Chief Executive Officer